                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 12, 2000



                            MRV COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

          (COMMISSION FILE NUMBER) (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              20415 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS) (ZIP CODE)


                                  818 773-0900
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

This Form 8-K/A amends registrant's Form 8-K/A Amendment No. 1 filed September 22, 2000:

Item 7 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following financial statements of AstroTerra Corporation, are included herewith:

        Report of Independent Public Accountants

        Balance Sheets at December 31, 1998 and 1999 (audited) and June 30, 2000 (unaudited)

        Statements of Operations for the years ended December 31, 1997, 1998 and 1999 (audited) and the six months ended June 30, 1999 and 2000 (unaudited)

        Statements of Stockholders' Equity for the years ended December 31, 1997, 1998 and 1999 (audited) and the six months ended June 30, 1999 and 2000 (unaudited)

        Statements of Cash Flows for the years ended December 31, 1997, 1998 and
                1999 (audited) and the six months ended June 30, 1999 and 2000 (unaudited)

        Notes to Financial Statements

(b) Pro Forma Financial Information

The following pro forma financial information is included herewith:

        Unaudited Pro Forma Condensed Consolidated Financial Information

        Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30,
                2000

        Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Month Period Ended June 30, 2000

        Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1999

        Notes to Unaudited Pro Forma Condensed Consolidated Financial
                Information

Report of Independent Public Accountants


To AstroTerra Corporation:

We have audited the accompanying balance sheets of AstroTerra Corporation (a California corporation) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AstroTerra Corporation as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/  ARTHUR ANDERSEN LLP
-------------------------
     ARTHUR ANDERSEN LLP

San Diego, California
August 24, 2000

ASTROTERRA CORPORATION

Balance Sheets

                                                                      December 31,                    June 30,
                                                            --------------------------------        ------------
                                                                1998                1999                2000
                                                            ------------        ------------        ------------
                                                                                                     (unaudited)
                                                                                             (as restated, see Note 11)
Assets
Current assets:
  Cash and cash equivalents                                 $    699,567        $  1,192,250        $    113,141
  Accounts receivable                                            429,266             559,114             805,394
  Inventories                                                    227,588             582,027           1,416,410
  Prepaid expenses and other                                      10,137              64,391              28,641
  Refundable and deferred income taxes                            37,048              85,567             107,067
                                                            ------------        ------------        ------------
           Total current assets                                1,403,606           2,483,349           2,470,653

Property and equipment, net                                       57,000             300,994             453,875

Other assets                                                       1,000              56,478              51,879
                                                            ------------        ------------        ------------
           Total assets                                     $  1,461,606        $  2,840,821        $  2,976,407
                                                            ============        ============        ============


Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                          $     21,012        $    221,847        $    234,266
  Accrued expenses                                               286,000             323,287             300,909
  Income taxes payable                                            71,981                  --                  --
  Deferred revenues                                               17,239              87,376             298,898
  Line of credit                                                      --                  --             136,000
  Non-revolving credit facility                                       --                  --             182,000
                                                            ------------        ------------        ------------
           Total current liabilities                             396,232             632,510           1,152,073
                                                            ------------        ------------        ------------
Commitments and contingencies

Stockholders' equity:
  Common stock, 20,000,000 shares authorized;
    10,000,000, 10,526,316 and 10,526,316 issued and
    outstanding, respectively                                    647,994           1,689,636           1,689,636
  Additional paid-in capital                                     318,948           3,387,986          10,851,535
  Notes receivable from stockholders                             (30,000)             (4,020)                 --
  Deferred compensation                                               --          (1,602,517)         (6,678,402)
  Retained earnings (accumulated deficit)                        128,432          (1,262,774)         (4,038,435)
                                                            ------------        ------------        ------------
           Total stockholders' equity                          1,065,374           2,208,311           1,824,334
                                                            ------------        ------------        ------------
           Total liabilities and stockholders' equity       $  1,461,606        $  2,840,821        $  2,976,407
                                                            ============        ============        ============



The accompanying notes are an integral part of these financial statements.

ASTROTERRA CORPORATION

Statements of Operations

                                                           Years Ended December 31,                    Six Months Ended June 30,
                                               -----------------------------------------------       -----------------------------
                                                  1997              1998              1999              1999              2000
                                               -----------       -----------       -----------       -----------       -----------
                                                                                                     (unaudited)       (unaudited)
                                                                                                       (as restated, see Note 11)
Revenues:
  Products                                     $   410,481       $   842,901       $ 1,684,825       $   630,047       $ 1,733,257
  Contracts                                      2,441,665         3,284,976         2,966,051         1,331,444           818,737
                                               -----------       -----------       -----------       -----------       -----------
                                                 2,852,146         4,127,877         4,650,876         1,961,491         2,551,994
                                               -----------       -----------       -----------       -----------       -----------
Cost of Revenues:
  Products                                         375,749           562,913         1,100,516           423,342         1,317,680
  Contracts                                      1,905,020         2,758,922         3,053,468         1,281,209         1,075,924
                                               -----------       -----------       -----------       -----------       -----------
                                                 2,280,769         3,321,835         4,153,984         1,704,551         2,393,604
                                               -----------       -----------       -----------       -----------       -----------
           Gross margin                            571,377           806,042           496,892           256,940           158,390
                                               -----------       -----------       -----------       -----------       -----------
Operating Expenses:
  Selling, general and administrative              222,633           808,450         1,698,027           540,871         1,971,382

  Research and development                         246,884           108,429           164,566            17,876           968,524
                                               -----------       -----------       -----------       -----------       -----------
                                                   469,517           916,879         1,862,593           558,747         2,939,906
                                               -----------       -----------       -----------       -----------       -----------
           Income (loss) from  operations          101,860          (110,837)       (1,365,701)         (301,807)       (2,781,516)

Interest Income                                        534               430             5,835             8,246            12,766
Interest Expense                                    (1,462)           (3,247)             (259)             (152)           (6,911)
                                               -----------       -----------       -----------       -----------       -----------
           Income (loss) before
           provision for income
           taxes                                   100,932          (113,654)       (1,360,125)         (293,713)       (2,775,661)

Provision for Income Taxes                          36,000            98,056            31,081            89,590                --
                                               -----------       -----------       -----------       -----------       -----------
Net Income (loss)                              $    64,932       $  (211,710)      $(1,391,206)      $  (383,303)      $(2,775,661)
                                               ===========       ===========       ===========       ===========       ===========



The accompanying notes are an integral part of these financial statements.

ASTROTERRA CORPORATION

Statements of Stockholders' Equity


                                                                                                         Notes
                                                                                        Additional     Receivable
                                                               Common Stock               Paid-In         From
                                                          Shares          Amount          Capital     Stockholders
                                                        -----------     -----------     -----------    -----------
Balance, December 31, 1996                                7,500,000     $    76,000     $        --    $        --

  Net income                                                     --              --              --             --
                                                        -----------     -----------     -----------    -----------
Balance, December 31, 1997                                7,500,000          76,000              --             --

  Repurchases of common stock from employees               (500,000)         (5,000)             --             --
  Sales of common stock to employees                      2,300,000          76,994              --        (30,000)
  Sale of common stock to investor                          700,000         500,000              --             --
  Compensation expense for stock issued to employees             --              --         318,948             --
  Net loss                                                       --              --              --             --
                                                        -----------     -----------     -----------    -----------
Balance, December 31, 1998                               10,000,000         647,994         318,948        (30,000)

  Repurchase of common stock from employees                (982,046)        (76,205)             --         30,000
  Sales of common stock to employees                        982,046         117,847              --         (4,020)
  Sale of common stock to investor                          526,316       1,000,000              --             --
  Deferred compensation for stock issued to employees            --              --       3,069,038             --
  Amortization of deferred compensation                          --              --              --             --
  Net loss                                                       --              --              --             --
                                                        -----------     -----------     -----------    -----------
Balance, December 31, 1999                               10,526,316       1,689,636       3,387,986         (4,020)
  The following information is unaudited:
  Repurchase of common stock from employees                      --              --              --          4,020
  Deferred compensation for stock issued to employees            --              --       7,463,549             --
  Amortization of deferred compensation                          --              --              --             --
  Net loss                                                       --              --              --             --
                                                        -----------     -----------     -----------    -----------
Balance, June 30, 2000 (unaudited)                       10,526,316     $ 1,689,636     $10,851,535    $        --
                                                        ===========     ===========     ===========    ===========


                                                                         Retained
                                                                          Earnings         Total
                                                          Deferred      (Accumulated    Stockholders'
                                                        Compensation       Deficit)        Equity
                                                         -----------     -----------     -----------
Balance, December 31, 1996                               $        --     $   275,210     $   351,210

  Net income                                                      --          64,932          64,932
                                                         -----------     -----------     -----------
Balance, December 31, 1997                                        --         340,142         416,142

  Repurchases of common stock from employees                      --              --          (5,000)
  Sales of common stock to employees                              --              --          46,994
  Sale of common stock to investor                                --              --         500,000
  Compensation expense for stock issued to employees              --              --         318,948
  Net loss                                                        --        (211,710)       (211,710)
                                                         -----------     -----------     -----------
Balance, December 31, 1998                                        --         128,432       1,065,374

  Repurchase of common stock from employees                       --              --         (46,205)
  Sales of common stock to employees                              --              --         113,827
  Sale of common stock to investor                                --              --       1,000,000
  Deferred compensation for stock issued to employees     (3,069,038)             --              --
  Amortization of deferred compensation                    1,466,521              --       1,466,521
  Net loss                                                        --      (1,391,206)     (1,391,206)
                                                         -----------     -----------     -----------
Balance, December 31, 1999                                (1,602,517)     (1,262,774)      2,208,311
The following information is unaudited:
  Repurchase of common stock from employees                       --              --           4,020
  Deferred compensation for stock issued to employees     (7,463,549)             --
  Amortization of deferred compensation                    2,387,664              --       2,387,664
  Net loss (as restated, see Note 11)                             --      (2,775,661)     (2,775,661)
                                                         -----------     -----------     -----------
Balance, June 30, 2000 (unaudited)
  (as restated, see Note 11)                             $(6,678,402)    $(4,038,435)    $ 1,824,334
                                                         ===========     ===========     ===========



The accompanying notes are an integral part of these financial statements.

ASTROTERRA CORPORATION

Statements of Cash Flows

                                                          Years Ended December 31,               Six Months Ended June 30,
                                                -------------------------------------------     ---------------------------
                                                    1997            1998           1999            1999             2000
                                                -----------     -----------     -----------     -----------     -----------
                                                                                                (unaudited)     (unaudited)
                                                                                                 (as restated, see Note 11)
Cash flows from operating activities:
  Net income (loss)                             $    64,932     $  (211,710)    $(1,391,206)    $  (383,303)    $(2,775,661)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization                    47,825          45,929          83,284          42,619         129,506
    Deferred income taxes                                --          (3,925)        (21,521)        (22,245)             --
    Non-cash employee stock
      compensation                                       --         318,948       1,466,521         463,725       2,387,664
  Changes in assets and
    liabilities:
    Accounts receivable                             302,165        (301,519)       (129,848)       (400,872)       (246,280)
    Inventories                                    (373,023)        145,435        (354,439)       (255,393)       (834,383)
    Prepaid expenses and other                         (519)         (9,576)        (54,254)          9,716          35,750
    Refundable income taxes                              --              --         (26,998)             --         (21,500)
    Other assets                                         --          (1,000)        (55,478)        (17,115)         (9,545)
    Accounts payable                                 23,346         (48,478)        200,835         112,395          12,419
    Accrued expenses                                 72,661          48,643          37,287        (124,477)        (22,378)
    Income taxes payable                            (16,601)         69,981         (71,981)         43,834              --
    Deferred revenues                                    --          17,239          70,137         (10,548)        211,521
                                                -----------     -----------     -----------     -----------     -----------
           Net cash
             provided by (used in)
             operating activities                   120,786          69,967        (247,661)       (541,664)     (1,132,887)
                                                -----------     -----------     -----------     -----------     -----------
Net cash used in investing activities:
  Purchases of property and equipment               (79,269)        (39,219)       (327,278)        (60,615)       (268,242)
                                                -----------     -----------     -----------     -----------     -----------

Cash flows from financing activities:
  Net (repayments) borrowings
    on line of credit                               127,292        (127,292)             --              --         136,000
  Borrowings on non-revolving credit
    facility                                             --              --              --              --         182,000
  Proceeds from issuances of
    common stock                                         --         546,994       1,113,827              --              --
  Payments for repurchases of
    common stock                                         --          (5,000)        (46,205)        (46,205)          4,020
                                                -----------     -----------     -----------     -----------     -----------
           Net cash provided by (used in)
             financing  activities                  127,292         414,702       1,067,622         (46,205)        322,020
                                                -----------     -----------     -----------     -----------     -----------
Net increase (decrease) in cash
  and cash equivalents                              168,809         445,450         492,683        (648,484)     (1,079,109)
Cash and cash equivalents,
  beginning of year                                  85,308         254,117         699,567         699,567       1,192,250
                                                -----------     -----------     -----------     -----------     -----------
Cash and cash equivalents, end
  of year                                       $   254,117     $   699,567     $ 1,192,250     $    51,083     $   113,141
                                                ===========     ===========     ===========     ===========     ===========



The accompanying notes are an integral part of these financial statements.

ASTROTERRA CORPORATION

Statements of Cash Flows


                                              Years Ended December 31,            Six Months Ended June 30,
                                      --------------------------------------      ------------------------
                                        1997          1998           1999          1999            2000
                                      --------      --------      ----------      --------      ----------
                                                                                 (unaudited)    (unaudited)
                                                                                 (as restated, see Note 11)
Non-cash activities:
  Common stock issued for notes
    receivable from stockholders      $     --      $ 30,000      $    4,020      $     --      $       --
                                      ========      ========      ==========      ========      ==========
  Repurchase of common stock
    from employee in exchange
    for notes receivable              $     --      $     --      $   30,000      $ 30,000      $       --
                                      ========      ========      ==========      ========      ==========
  Deferred compensation for
    stock issued to employees         $     --      $     --      $3,069,038      $     --      $7,463,549
                                      ========      ========      ==========      ========      ==========
Supplemental cash flow
disclosures:
  Cash paid during the year for:
    Interest                          $  1,462      $  3,247      $      259      $    152      $    6,911
                                      ========      ========      ==========      ========      ==========
    Income taxes                      $ 35,298      $ 32,000      $   83,525      $ 60,742       $  16,000
                                      ========      ========      ==========      ========      ==========



The accompanying notes are an integral part of these financial statements.

ASTROTERRA CORPORATION

Notes to Financial Statements
December 31, 1999, 1998 and 1997 and for the Six Months Ended June 30, 2000 and 1999


1.      Line of Business and Sale of Company

        AstroTerra Corporation (the "Company") develops and manufactures free-space optical laser communication systems to connect data and telecommunications networks. The Company's optical communication systems are practical high-speed wireless alternatives to fiber optic cable and microwave systems. The Company also performs contract research and development for the U.S. government and commercial customers.

        During July 2000, the Company entered into a stock purchase agreement with MRV Communications, Inc. ("MRV"), whereby MRV acquired the entire share capital of the Company in an exchange for shares of MRV common stock.

2.      Summary of Significant Accounting Policies

        Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Interim Financial Statements

        The accompanying consolidated financial statements for the interim periods included herein are unaudited. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The results for the interim periods presented are not necessarily indicative of results to be expected for a full year.

        Revenue Recognition

        Product revenues are recognized upon shipment and transfer of title and risk of loss to the customer.

        Research and development contract revenues are recognized using the percentage-of-completion method on a cost-to-cost basis. Contract costs include all direct material and labor costs, and those indirect costs related to contract performance. If a loss is projected on a contract, the entire estimated loss is charged to operations during the period that the loss becomes determinable.

        Payments received from customers in advance of shipment of products or performance of contract services are deferred and recognized upon completion of the related obligations.

        Research and Development Costs

        Research and development costs are expensed as incurred.

        Cash and Cash Equivalents

        Cash and cash equivalents include all highly liquid investments with original maturities of three months or less and consist primarily of money market accounts.

        Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method and includes materials, direct labor and manufacturing overhead.

        Property and Equipment

        Property and equipment are stated at cost and depreciated using an accelerated method over the estimated useful lives of the assets, ranging from 3 to 5 years. Maintenance and repairs are charged to expense as incurred, and the costs of additions and betterments that increase the useful lives of the related assets are capitalized. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

        Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of future undiscounted cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized. In the opinion of management, there have been no events or changes in circumstances that indicate impairment of the Company's long-lived assets.

        Income Taxes

        Deferred income tax assets or liabilities are recognized based on the temporary differences between financial statement and income tax bases of assets and liabilities using enacted statutory tax rates in effect for the years in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        Fair Value of Financial Instruments

        The carrying value of certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses approximates fair value due to their short term nature.

        Stock-Based Compensation

        The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company has elected, as permitted under SFAS No. 123, to continue to account for stock-based employee compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 and to disclose pro forma net income (loss) as if stock-based employee compensation were computed using the fair value method under SFAS No. 123. Transactions with other than employees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for on a fair value basis under SFAS No. 123. For the years ended December 31, 1997, 1998 and 1999 and for the six months ended June 30, 1999, the differences between pro forma net income (loss) in accordance with SFAS No. 123 and net income (loss) as reported in the accompanying statements of operations was not material. There were no additional shares issued to employees during the six months ended June 30, 2000.

        Recent Accounting Pronouncements

        In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. SFAS No. 133 was amended by SFAS No. 137, which defers the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial position or results of operations as the Company has not been engaged in the use of derivative instruments.

        In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." SAB No. 101, as amended, must be adopted no later than the fourth quarter of the fiscal year beginning after December 15, 1999. The Company does not anticipate the adoption of SAB No. 101 to have a material impact on the Company's financial position or results of operations.

3.      Components of Certain Balance Sheet Captions

        Accounts receivable consists of the following:

                                                  December 31,           June 30,
                                             ----------------------      --------
                                               1998          1999          2000
                                             --------      --------      --------
                                                                        (unaudited)
                                                                       (as restated,
                                                                        see Note 11)
Billed receivables                           $366,730      $415,905      $652,193
Costs incurred in excess of billings on        62,536       143,209       153,201
  uncompleted contracts
                                             --------      --------      --------
                                             $429,266      $559,114      $805,394
                                             ========      ========      ========

        Inventories consist of the following:

                             December 31,             June 30,
                     --------------------------     -----------
                        1998            1999            2000
                     ----------      ----------     -----------
                                                    (unaudited)
Raw materials        $   27,774      $  204,173      $  438,275
Work in process         102,965         236,938         657,612
Finished goods           96,849         140,916         320,523
                     ----------      ----------      ----------
                     $  227,588      $  582,027      $1,416,410
                     ==========      ==========      ==========

      Property and equipment consists of the following:

                                           December 31,              June 30,
                                    -------------------------       -----------
                                      1998            1999             2000
                                    ---------       ---------       -----------
                                                                    (unaudited)
Machinery and equipment             $ 230,415       $ 384,964       $ 621,934
Computers and software                 21,780         121,169         121,169
Furniture and fixtures                  4,387          18,646          49,918
                                    ---------       ---------       ---------
                                      256,582         524,779         793,021
Less: accumulated depreciation       (199,582)       (223,785)       (339,146)
                                    ---------       ---------       ---------
                                    $  57,000       $ 300,994       $ 453,875
                                    =========       =========       =========

        Depreciation expense for the years ended December 31, 1997, 1998 and 1999 totaled $47,825, $45,929 and $83,284 respectively. Depreciation expense for the six months ended June 30, 1999 and 2000 totaled $42,619 and $115,361 respectively.

        Accrued expenses consist of the following:

                                         December 31,           June 30,
                                    ----------------------      --------
                                      1998          1999          2000
                                    --------      --------      --------
                                                               (unaudited)
Compensation and related taxes      $286,000      $253,012      $257,318
Warranty reserve                          --        33,500        33,500
Other                                     --        36,775        10,091
                                    --------      --------      --------
                                    $286,000      $323,287      $300,909
                                    ========      ========      ========

4.      Income Taxes

        Provision for income taxes consists of the following:

                                         Years Ended December 31,
                                -----------------------------------------
                                  1997            1998            1999
                                ---------       ---------       ---------
Current:
  Federal                       $  25,227       $  79,341       $  39,628
  State                            10,773          22,640          12,974
                                ---------       ---------       ---------
                                   36,000         101,981          52,602
                                ---------       ---------       ---------

Deferred:
  Federal                              --          (3,336)        (18,293)
  State                                --            (589)         (3,228)
                                ---------       ---------       ---------
                                       --          (3,925)        (21,521)
                                ---------       ---------       ---------
Provision for income taxes      $  36,000       $  98,056       $  31,081
                                =========       =========       =========

        Realization of deferred income taxes is dependent on generating sufficient taxable income during the periods in which temporary differences will reverse. Although realization is not assured, management believes it is more likely than not that the deferred income taxes will be realized. The amount of deferred income taxes considered realizable, however, could be adjusted in the near term if estimates of future taxable income during the reversal periods are revised.

        Deferred income taxes consist of the following:

                               December 31,
                           --------------------
                            1998          1999
                           -------      -------
Accrued expenses           $34,326      $58,569
Other                        2,722           --
                           -------      -------
Deferred income taxes      $37,048      $58,569
                           =======      =======

        Provision for income taxes reconciles to the expected provision (benefit) for income taxes based on the federal statutory tax rate as follows:

                                                Years Ended December 31,
                                        -----------------------------------------
                                          1997            1998            1999
                                        ---------       ---------       ---------
Expected federal income taxes           $  36,987       $ (41,313)      $(462,443)
State income taxes, net of federal
  benefit                                   6,527          (7,291)        (81,608)
Employee stock compensation                    --         127,579         586,608
Other                                      (7,514)         19,081         (11,476)
                                        ---------       ---------       ---------
 Provision for income taxes             $  36,000       $  98,056       $  31,081
                                        =========       =========       =========

5.      Credit Facilities

        In May 1998, the Company obtained a $300,000 revolving line of credit with a bank, bearing interest at the bank's prime rate plus 1.5% (10.0% at December 31, 1999), collateralized by substantially all assets of the Company and personally guaranteed by three majority stockholders of the Company. No amounts were outstanding under the line of credit at December 31, 1999 and 1998. The line of credit was terminated by the Company during February 2000.

        In February 2000, the Company entered into a $1,300,000 credit agreement with a bank, consisting of a $1,000,000 revolving line of credit and a $300,000 non-revolving credit facility for equipment purchases. The credit agreement bears interest at variable rates based on either the banks' reference rate plus 0.5% or LIBOR plus 2.75%, as elected by borrower, is secured by substantially all assets of the Company, and is subject to certain financial and non-financial covenants. As of June 30, 2000, the Company had $136,000 outstanding under the revolving line of credit and $182,000 outstanding under the non-revolving credit facility for equipment purchases. The credit agreement is collateralized by the assets of the Company. The credit agreement contains certain covenants, which among other things requires the Company to maintain a minimum effective tangible net worth, certain financial ratios and no consecutive losses. As of June 30, 2000, the Company was in default with certain financial covenants; therefore, the components of the credit agreement are classified as short-term. The credit agreement was terminated by the Company during August 2000 and all amounts outstanding were repaid.

6.      Stockholders' Equity

        Capital Structure

        The Company is authorized to issue up to 20,000,000 shares of common stock, no par value. Common shares are voting shares with equal dividend participation, when and if declared, and equal rights in the event of liquidation.

        Employee Stock Purchase Plans

        In August 1997, the Company implemented a book value employee stock purchase plan (the "Plan") and determined that 2,000,000 shares would be made available for purchases. The Plan allowed each full time employee with at least one year of service to purchase up to 2,000 shares of common stock at book value per share, as determined by the board of directors. Additionally, the board of directors determined that an additional 500,000 shares of common stock would be made available for purchases by key employees on a discretionary basis.

        Under the Plan, the Company retains the option to repurchase shares sold to employees upon their termination. If an employee leaves the Company within a year after purchasing shares, the Company's repurchase price per share is the original issuance price. If an employee leaves the Company more than one year after purchasing shares, the Company's repurchase price per share is the greater of the original issuance price or current book value.

        Discretionary shares sold to key employees carry terms determined by the board of directors, and generally allow for employee vesting (elimination of the Company repurchase option) over a period of four years. Further, upon a substantial change in control of the Company or employee termination without cause, the Company repurchase option terminates.

        Stock issued to employees under the above plans are accounted for using the variable method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," Emerging Issues Task Force Release ("EITF") No. 87-23, "Book Value Stock Purchase Plans" and EITF No. 88-6 "Book Value Stock Plans in an Initial Public Offering." Accordingly, outstanding shares under the book value purchase plan are marked to book value per share during each reporting period. Outstanding shares issued to employees on a discretionary basis with vesting provisions (elimination of the Company's repurchase option) are marked to fair value during each reporting period. At the point when restrictions related to employee shares lapse, any unamortized deferred compensation expenses are recognized in operations.

        Compensation expense for shares issued to employees during fiscal 1998, 1999 and the six months ended June 30, 1999 and 2000 totaled $318,948, $1,466,521, $463,725 and $2,387,664 respectively, and is included in the accompanying statements of operations. As of December 31, 1999 and June 30, 2000, deferred compensation included as a component of stockholders' equity totals $1,602,517 and $6,678,402, respectively, and is expected to be amortized in full during fiscal year 2000 as a result of the acquisition of the Company by MRV (see Note 1).

        Stock based compensation expense has been included in the accompanying statement of operations as follows:

                                                     December 31,                     June 30,
                                             --------------------------      --------------------------
                                                1998            1999            1999            2000
                                             ----------      ----------      ----------      ----------
Allocation of compensation expense:                                          (unaudited)     (unaudited)
  Cost of revenues:
    Products                                 $    3,844      $  233,707      $   73,900      $  380,502
    Contracts                                    40,144         574,645         188,865         518,904
  Operating expenses:
    Selling, general and administrative         273,382         627,199         198,325       1,021,154
    Research and development                      1,578          30,970           2,635         467,104
                                             ----------      ----------      ----------      ----------
Total stock-based compensation expense       $  318,948      $1,466,521      $  463,725      $2,387,664
                                             ==========      ==========      ==========      ==========


7.      Commitments and Contingencies

        Operating Leases

        The Company leases its facilities and certain equipment under operating leases expiring at various dates through April 2002. The Company has the right to terminate the lease with at least 120 days prior written notice and has an option to renew the lease for an additional two years at a rate increase of ten percent. Rent expense for the years ended December 31, 1997, 1998 and 1999 was $56,300, $81,089 and $127,746, respectively.
        Rent expense for the six months ended June 30, 1999 and 2000 was $58,314 and $137,398, respectively.

        Future minimum lease payments under operating leases are as follows:

         Year Ending
         December 31:
         ------------
           2000                                                $ 256,120
           2001                                                  246,352
           2002                                                   36,063
                                                               ---------
                                                               $ 538,535
                                                               =========

        Legal Matters

        In the ordinary course of business, the Company is subject to claims and, from time to time, is named in various legal proceedings. In the opinion of management, the amount of ultimate liability, if any, with respect to any of these matters will not have a material adverse affect on the financial position or results of operations of the Company.

8.      Retirement Savings Plan

        The Company maintains a 401(k) retirement savings plan that covers substantially all of its employees. Eligible employees may contribute to the plan subject to certain Internal Revenue Service limitations. Company contributions to the plan are discretionary. During fiscal 1997, 1998 and 1999, the Company contributed $61,723, $82,823 and $77,907, respectively. For the six months ended June 30, 1999 and 2000, the Company contributed $22,020 and $67,323 respectively.

9.      Concentrations of Risk

        During fiscal 1997, 1998 and 1999, the Company had 7, 7 and 6 contracts, respectively, with government agencies that accounted for 98%, 99% and 69% of contract revenues, respectively. Additionally, the Company had a contract with a commercial customer that accounted for 31% of contract revenues in fiscal 1999. During both of the six month periods ended June 30, 1999 and 2000, the Company had 5 contracts with government agencies that accounted for 73% and 100% of contract revenues, respectively. Additionally, the Company had a commercial customer that accounted for 27% of contract revenues for the six months ended June 30, 1999.

        During fiscal 1997, 1998 and 1999, 1, 3 and 1 customers represented 37%, 34% and 10% of product revenues, respectively. During the six months ended June 30, 1999 and 2000, 3 and 1 customers represented 39% and 58% of product revenues, respectively.

        Government agency contracts accounted for 43% and 63% of accounts receivable at December 31, 1998 and 1999, respectively, and 31% of accounts receivable at June 30, 2000. One commercial customer accounted for 15% of accounts receivable at December 31, 1998, and another commercial customer accounted for 48% of accounts receivable at June 30, 2000.

10.     Segment Reporting

        The Company operates in one industry segment, which includes developing, manufacturing and selling free-space optical laser communications systems to connect data and telecommunication networks. The Company derives revenues in this segment from both product shipments and research and development contracts. The accompanying statements of operations separately reflect the revenues and cost of revenues for products and research and development contracts.

11.     Restatement of Certain Unaudited Balances

        The accompanying unaudited financial statements as of June 30, 2000 and for the six months then ended and for the six months ended June 30, 1999 have been restated to correct errors in such statements as follows.


        - Reclassification of $1,017,500 of product revenues for the six months ended June 30, 2000, previously reported as contract revenues.

        - Reduction of contract revenues totaling $122,534 for the six months ended June 30, 2000, to properly report revenues earned during the period.

        - Increase in non-cash compensation expense for the six months ended June 30, 2000 totaling $232,594 to properly reflect amortization of deferred compensation and reclassification of $1,748,042 of deferred compensation at June 30, 2000 to reduce gross-up in additional paid-in capital.

        - Increase in selling, general and administrative expenses totaling $91,473 for the six months ended June 30, 1999, to properly state expenses incurred during the period.

The effects of the restatements are as follows:



                                                         As Previously
Six Months Ended June 30, 2000                             Reported                  As Restated
------------------------------                           -------------               -----------
Balance Sheet:
  Accounts receivable                                    $     927,928               $   805,394
  Additional paid-in capital                             $  12,599,577               $10,851,535
  Deferred compensation                                  $  (8,659,038)              $(6,678,402)

Statement of Operations:
  Revenues:
     Products                                            $     715,757               $ 1,733,257
     Contracts                                           $   1,958,771               $   818,737
  Cost of Revenues:
     Products                                            $   1,280,613               $ 1,317,680
     Contracts                                           $   1,025,375               $ 1,075,924
  Operating Expenses:
     Selling, general and administrative                 $   1,871,906               $ 1,971,382
     Research and development                            $     923,022               $   968,524
  Net loss                                               $  (2,420,533)              $(2,775,661)


Six Months Ended June 30, 1999
------------------------------
Statement of Operations:
  Selling, general and administrative expenses           $     449,398               $   540,871
  Net loss                                               $    (291,830)              $  (383,303)

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     On July 12, 2000, MRV Communications, Inc. (MRV or the Company), completed the acquisition of all of the outstanding capital stock of AstroTerra Corporation (AstroTerra), a California corporation, in exchange for approximately 1.6 million shares of MRV's common stock and approximately 809,000 stock options to purchase shares of MRV's common stock. MRV's management has prepared the following unaudited pro forma condensed consolidated financial information to give effect to this acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 and for the six month period ended June 30, 2000 give effect to the AstroTerra acquisition as if the acquisition had taken place at the beginning of each period. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000 gives effect to the AstroTerra acquisition as if the acquisition had taken place on such date.

     The pro forma adjustments, which are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances, are applied to the historical financial statements of MRV and AstroTerra. The AstroTerra acquisition will be accounted for using the purchase method of accounting. MRV's allocation of purchase price is based upon management's current estimates of the fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board No. 16. The purchase price allocations reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be different from the final allocation of the purchase price, however, management does not believe any material differences will result. The Company expects to complete a valuation and other procedures during the fourth quarter of 2000.

     The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for both MRV and AstroTerra. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what MRV's financial position or results of operations would actually have been had the AstroTerra acquisition occurred on such dates or to project MRV's results of operation or financial position for any future period.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000


                                                           MRV         AstroTerra     Pro Forma
(Amounts in thousands, except per share data)         Communications   Corporation    Adjustments        Total
                                                      --------------   -----------    -----------        -----
                                                                      (as restated)
Current Assets:
 Cash and cash equivalents                              $ 45,207       $   113       $     --          $ 45,320
 Short-term investments                                    3,427            --             --             3,427
 Accounts receivable                                      63,555           805             --            64,360
 Inventories                                              49,616         1,416             --            51,032
 Refundable and deferred income taxes                      7,663           107             --             7,770
 Other current assets                                      5,872            29             --             5,901
                                                        --------       -------       --------          --------
       Total current assets                              175,340         2,470             --           177,810
                                                        --------       -------       --------          --------
Property and Equipment, net                               48,497           454             --            48,951

Other Assets:
 Goodwill                                                321,764            --        108,462(1)        430,226
 U.S. Treasury notes                                      95,014            --             --            95,014
 Investments in partner companies                         29,969            --             --            29,969
 Deferred income taxes                                     6,827            --             --             6,827
 Long-term stock investments                               6,655            --             --             6,655
 Other assets                                                 --            52             --                52
                                                        --------       -------       --------          --------
       Total assets                                     $684,066       $ 2,976       $108,462          $795,504
                                                        ========       =======       ========          ========
Current Liabilities
 Current maturities of capital lease obligation         $  1,097       $    --       $     --          $  1,097
 Line of credit                                               --           136             --               136
 Accounts payable                                         33,485           234             --            33,719
 Accrued liabilities                                      21,744           301             --            22,045
 Short-term debt                                          78,801           182             --            78,983
 Income taxes payable                                        714            --             --               714
 Deferred revenue                                          1,293           299             --             1,592
                                                        --------       -------       --------          --------
       Total current liabilities                         137,134         1,152             --           138,286
                                                        --------       -------       --------          --------
Long-Term Liabilities
 Convertible debentures                                   90,000            --             --            90,000
 Capital lease obligations, net of current portion         1,589            --             --             1,589
 Deferred income taxes                                     1,213            --             --             1,213
 Other long-term liabilities                              10,152            --             --            10,152
                                                        --------       -------       --------          --------
       Total long-term liabilities                       102,954            --             --           102,954
                                                        --------       -------       --------          --------
Minority Interests                                         2,599            --             --             2,599

Stockholders' Equity
 Preferred stock                                              --            --             --                --
 Common stock                                                128         1,689         (1,689)(1)           128
 Additional paid-in capital                              542,867        10,852        (10,852)(1)
                                                                                      160,286(1)        703,153
 Treasury stock                                             (133)           --                             (133)
 Retained earnings (deficit)                             (51,991)       (4,038)         4,038(1)        (51,991)
 Deferred compensation                                   (40,795)       (6,679)         6,679(1)
                                                                                      (50,000)(1)       (90,795)
 Cumulative translation adjustment                        (8,697)           --             --            (8,697)
                                                        --------       -------       --------          --------
Total stockholders' equity                               441,379         1,824        108,462           551,665
                                                        ========       =======       ========          ========
Total liabilities and stockholders' equity              $684,066       $ 2,976       $108,462          $795,504
                                                        ========       =======       ========          ========



  See notes to unaudited pro forma condensed consolidated financial information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000


                                                         MRV       AstroTerra     Pro Forma
(Amounts in thousands, except per share data)      Communications  Corporation    Adjustments         Total
                                                   --------------  -----------    -----------         -----
                                                                  (as restated)
                                                       --------       -------      --------         --------
Revenues, net                                          $139,007       $ 2,552      $     --         $141,559
                                                       --------       -------      --------         --------
Costs and Expenses
  Cost of goods sold                                     88,529         2,394            --           90,923
  Research and development                               13,367           969            --           14,336
  Research and development of consolidated               13,282                          --           13,282
  development stage enterprises
  Selling, general and administrative expenses           41,481         1,971        18,000(3)        61,452
  Amortization of goodwill and other intangibles         13,069            --        10,834(2)        23,903
                                                       --------       -------      --------         --------
Operating (loss)                                        (30,721)       (2,782)      (28,834)         (62,337)
                                                       --------       -------      --------         --------
Interest expenses                                        (2,803)           (7)           --           (2,810)

Other income, net                                         1,125            13            --            1,138

Provision (credit) for income taxes                         883            --            --              883

Minority interest                                          (332)           --            --             (332)
                                                       --------       -------      --------         --------
Net (loss)                                             $(33,614)      $(2,776)     $(28,834)        $(65,224)
                                                       ========       =======      ========         ========
Basic and diluted net loss per share                   $  (0.56)                                    $  (1.05)
                                                       ========                                     ========
Weighted average shares outstanding used in basic
and diluted per shares calculation                       59,839                       2,396           62,235
                                                       ========                    ========         ========



  See notes to unaudited pro forma condensed consolidated financial information

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                         MRV       AstroTerra    Pro Forma
(Amounts in thousands, except per share data)      Communications  Corporation   Adjustments          Total
                                                   --------------  -----------   -----------          -----
                                                       --------       -------      --------         --------
Revenues, net                                          $288,524       $ 4,651      $     --         $293,175
                                                       --------       -------      --------         --------
Costs and Expenses
  Cost of goods sold                                    197,442         4,154            --          201,596
  Research and development                               35,319           165            --           35,484
  Research and development of consolidated                   --            --            --               --
  development stage enterprises
  Selling, general and administrative expenses           71,757         1,698        28,700(5)       102,155
  Amortization of goodwill and other intangibles             --            --        21,668(4)        21,668
                                                       --------       -------      --------         --------
Operating (loss)                                        (15,994)       (1,366)      (50,368)         (67,728)
                                                       --------       -------      --------         --------
Interest expenses related to convertible notes           (4,500)           --            --           (4,500)

Interest income, net                                      4,822             6            --            4,828

Provision (credit) for income taxes                      (2,153)           31            --           (2,122)

Minority interest                                           610            --            --              610
                                                       --------       -------      --------         --------
Net (loss)                                             $(12,909)      $(1,391)     $(50,368)        $(64,668)
                                                       --------       -------      --------         --------
Basic and diluted net loss per share                   $  (0.24)                                    $  (1.15)
                                                       ========                                     ========
Weighted average shares outstanding used in basic
and diluted per shares calculation                       53,920                       2,396           56,316
                                                       ========                    ========         ========



  See notes to unaudited pro forma condensed consolidated financial information

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following adjustments were applied to MRV's historical financial statements and those of AstroTerra to arrive at the unaudited pro forma financial information.

(1) The purchase price of AstroTerra and the estimated allocation of the purchase price is summarized as follows (in thousands):


Common stock                                                  $109,286
Stock options                                                   50,000
Other costs                                                      1,000
                                                              --------
                                                              $160,286
                                                              --------
Allocation of purchase price -

  Net assets                                                  $  1,824
  Deferred Compensation                                         50,000
  Goodwill and other intangibles                               108,462
                                                              --------
                                                              $160,286
                                                              ========


(2) The pro forma adjustment is to record the amortization of goodwill related to the acquisition as if the transaction occurred on January 1, 2000. Goodwill recorded in relation to this acquisition was approximately $108.5 million and is being amortizated on a straight-line basis over 5 years or approximately $10.8 million for the six month period ended June 30, 2000

(3) The pro forma adjustment is to record deferred stock compensation related to the acquisition as if the transaction occurred on January 1, 2000. Deferred stock compensation recorded in relation to this acquisition was approximately $50.0 million and is being amortized using the graded method over 4 years or approximately $18.0 million for the six month period ended June 30, 2000

(4) The pro forma adjustment is to record the amortization of goodwill related to the acquisition as if the transaction occurred on January 1, 1999. Goodwill recorded in relation to this acquisition was approximately $108.3 million and is being amortizated on a straight-line basis over 5 years or approximately $21.7 million for the year ended December 31, 1999

(5) The pro forma adjustment is to record deferred stock compensation related to the acquisition as if the transaction occurred on January 1, 1999. Deferred stock compensation recorded in relation to this acquisition was approximately $50.0 million and is being amortized using the graded method over 4 years or approximately $28.7 million for the year ended December 31, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 29, 2000

                                            MRV COMMUNICATIONS, INC.



                                            By: /s/ EDMUND GLAZER
                                               ---------------------------------
                                               Edmund Glazer
                                               Vice President Finance and
                                               Administration and Chief
                                               Financial Officer